STOCK TRANSFER AGREEMENT
     This Stock Transfer Agreement (this “Agreement”) is made and entered into as of March 5, 2010, (the “Effective Date”) by and among William T. Comfort, III (“Purchaser”) and Texas Addison Limited Partnership (the “Seller”).
     1. SALE AND PURCHASE OF SHARES. On the Effective Date and subject to the terms and conditions of this Agreement, Seller hereby sells to Purchaser, and Purchaser hereby purchases from Seller an aggregate of one million five hundred thousand (1,500,000) shares of the Common Stock of Lyris, Inc., a Delaware corporation, (collectively, the “Shares”), at a price of $0.33 per share, for an aggregate purchase price of four hundred ninety-five thousand dollars ($495,000) (the “Purchase Price”),
     2. CLOSING.
          2.1 Deliveries by Seller. Seller hereby delivers to the transfer agent for the Company’s shares: (a) any share certificates representing the Shares and (b) a Stock Power and Assignment Separate from Stock Certificate, in substantially the form attached hereto as Exhibit A (a “Stock Power”). Seller hereby delivers to the Purchaser an executed copy of this Agreement.
          2.2 Deliveries by Purchaser. Purchaser hereby delivers to the Seller (a) an executed copy of this Agreement and (b) the Purchase Price of the Shares by means of wire transfer or official bank check made payable to Seller.
          2.3 Deliveries of Stock Certificate. Seller hereby instructs the transfer agent for the Company’s shares to: (a) cancel any stock certificate issued to Seller representing the Shares; (b) issue a duly executed stock certificate evidencing the Shares in Purchaser’s name; and (c) issue a duly executed stock certificate evidencing the number of shares remaining after the transfer to Purchaser, if any, in Seller’s name.
     3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows.
          3.1 Status. Purchaser has full legal right, power and authority to enter into and perform his obligations under this Agreement and to purchase the Shares under this Agreement.
          3.2 No Conflicts. Purchaser’s execution and delivery of this Agreement does not, and performance of the transactions contemplated hereby will not: (a) violate, conflict with or result in the violation or breach of, or constitute a default under, the terms, conditions or provisions of any agreement, document or instrument to which Purchaser is a party or by which Purchaser is bound, or (b) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or federal, state or local administrative agency or commission or any governmental authority or instrumentality applicable to Purchaser.

          3.3 Binding Agreement. This Agreement is a legal, valid and binding agreement of Purchaser enforceable against him in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.
     4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows.
          4.1 Status. Seller is duly organized, validly existing and is in good standing under the laws of its jurisdiction of organization. Seller has full legal right, power and authority to enter into and perform its obligations under this Agreement and to transfer the Shares under this Agreement.
          4.2 No Conflicts. Seller’s execution and delivery of this Agreement does not, and performance of the transactions contemplated hereby will not: (a) violate, conflict with or result in the violation or breach of, or constitute a default under, the terms, conditions or provisions of any agreement, document or instrument to which Seller is a party or by which Seller is bound, or (b) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or federal, state or local administrative agency or commission or any governmental authority or instrumentality applicable to Seller.
          4.3 Binding Agreement. This Agreement is a legal, valid and binding agreement of Seller enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.
          4.4 Title to Shares. Seller owns, of record and beneficially, all of the Shares, free and clear of all liens, claims, encumbrances and security interests of any nature whatsoever. Upon purchase of the Shares pursuant to this Agreement, Purchaser shall receive good and marketable title to the Shares, free and clear of all liens, claims, encumbrances and security interests of any nature whatsoever.
          4.5 Transfer for Own Account. Seller is selling the Shares not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the 1933 Act. No portion of the Purchase Price will be received indirectly by the Company.
          4.6 No General Solicitation. At no time has Seller presented Purchaser with or solicited Purchaser through any publicly issued or circulated newspaper, mail, radio, television or other form of general advertisement or solicitation in connection with the transfer of the Shares.
          4.7 Consents. All consents, approvals, authorizations and orders required for the execution and delivery of this Agreement and the transfer of the Shares under this Agreement have been obtained and are in full force and effect.

     5. COMPLIANCE WITH LAWS AND REGULATIONS. The sale and transfer of the Shares will be subject to and conditioned upon compliance by Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.
     6. GENERAL PROVISIONS.
          6.1 Saccessors and Assigns; Assignment. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement.
          8.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.
          8.3 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (c) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement or at such other address as such other party may designate by one of the indicated means of notice herein to the other party hereto, A “business day” shall be a day, other than Saturday or Sunday, when the banks in the city of Wilmington, Delaware are open fox business.
          8.4 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.
          8.5 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.
          8.6 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.
          8.7 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect,

such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement, Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.
          8.8 Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.
          8.9 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.
[Signature page follows]

     IN WITNESS WHEREOF, the Company has caused this Stock Transfer Agreement to be executed by its duly authorized representative and Seller and Purchaser have each executed this Stock Transfer Agreement, as of the Effective Date.

SELLER: Texas Addison Limited Partnership		PURCHASER: William T. Comfort, III

By: Texas Barrington LLC, its General Partner

By:	/s/ David Burt	By:	/s/ William T. Comfort
	Its: President		Address: Apartment 2
	Address: 714 Hawkshead Road		21 Manresa Road
	Timonium MD 21093		Chelsea, London SW3 6LZ
Attachment:
Exhibit A — Seller’s Stock Power

EXHIBIT A
SELLER’S STOCK POWER AND ASSIGNMENT SEPARATE FROM CERTIFICATE

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